EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Digirad Corporation
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-203785 and 333-201554) and Form S-8 (Nos. 333-196562, 333-175986, 333-129609 and 333-116345) of Digirad Corporation of our reports dated March 1, 2016, relating to the consolidated financial statements and the effectiveness of Digirad Corporation’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP
La Jolla, California
March 1, 2016